Exhibit 10.7

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is entered into as of October 1, 2007, by and between Exterra Energy, Inc., a Nevada corporation (the "Company"), and Ray R. Ledesma.

                                    WITNESS:

     WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company, in accordance with the provisions contained in this Employment Agreement (the "Agreement");

     NOW THEREFORE, in consideration of the premise and the respective covenants and agreements of the Company and the Employee contained in this Agreement, the Company and the Employee agrees as follows:

                                   ARTICLE 1.

                                   EMPLOYMENT

     The Company employs the Employee, and the Employee accepts such employment. Subject to the direction of the Board of Directors of the Company, the Employee will serve as the Chief Executive Officer of the Company. The Employee has such responsibilities, must perform such duties and exercise such power and authority as is inherent in, or incident to, the offices of Chief Executive Officer. The employee must devote the majority of his business time and attention and his best efforts to the performance of his duties as an employee of the Company. Employee agrees that he must not delegate any or all of his duties or obligations under this agreement to any other person or entity.

                                   ARTICLE 2.

                                      TERM

     Subject to the provisions of Article 5 below, the term of this Agreement is for the period commencing on October 1, 2007, and terminating on September 30, 2011.

                                   ARTICLE 3.

                                     SALARY

     3.1. Salary. In full payment for the obligations to be performed by the Employee, during the period commencing on October 1, 2007, and terminating on September 30, 2008, the Company must pay to the Employee a salary at the annual rate of $150,000.00. Beginning on October 1, 2008, and terminating on September 30, 2008, the Company must pay to the Employee a salary at the annual rate of $220,000.00.

     3.2. Adjustment of Salary. After the conclusion of each anniversary of employment with the Company subsequent to those specifically set forth in paragraph 3.1, the Board of Directors will determine any increase in the salary from the previous year. Any decrease in the salary from the previous year must be with the consent of the Employee.

     3.3. Payment of Salary. Payments of salary will be made to the Employee in installments from time to time on the same dates that payment of salary are generally made to all employees of the Company.

     3.4 Additional Compensation. As additional consideration, during the initial three years of this contract term the Company shall issue to the Employee 400,000 shares of stock per year with certain restrictions on its sale as proscribed by the Board of Directors.

                                   ARTICLE 4.

                                PERFORMANCE BONUS

     As additional compensation, the Employee may receive a performance bonus for each fiscal year in such amounts and payable at such time, as may from time to time be declared by the Board of Directors of the Company; provided, however, that nothing contained in this Article 4 will be construed to obligate the Company to pay any amount to the Employee as a performance bonus.

                                   ARTICLE 5.

                             CERTAIN FRINGE BENEFITS

     5.1. Generally. The Employee is entitled to receive such benefits and to participate in such benefit plans as are generally provided from time to time by the Company to its senior management employees; provided, however, that nothing contained in this Section 5.1 will be construed to obligate the Company to provide any specific benefits to the Employee.

     5.2. Vacations. The Employee is entitled to vacation time on an annual basis in accordance with such policies as are from time to time adopted by the Company's Board of Directors with respect to its senior management employees.

     5.3. Automobile. The employer shall provide the employee with an automobile with such optional equipment as he may select. The employee shall be provided with a replacement automobile. The type of automobile shall be selected by the Board of Directors. The employer shall also obtain and pay the premiums on the insurance for such automobile

     5.4. Stock Options. The Employee is entitled to participate in the Company's Incentive Stock Option Plan and to receive such incentive stock options as may from time to time be granted to him; provided, however, that nothing contained in this Section 5.4 will be construed to obligate the Company, its Board of Directors or any committee of its Board of Directors to grant any incentive stock option whatsoever to the Employee under the Company's Incentive Stock Option Plan.

     5.5 Directors and Officers Liability Insurance: The Company shall use its best efforts to acquire Directors and Officers (D&O) Liability Insurance for all directors and officers of the Company.

                                   ARTICLE 6.

                            TERMINATION OF EMPLOYMENT

     6.1. Certain Definitions. The following terms have the respective meanings when utilized in this Article 6:

     a. "Bonus" means, as of a given date, the most recent annual bonus paid by the Company to the Employee.

     b. "Cause" means any action by the Employee or an inaction by the Employee that is reasonably believed by the Company to constitute:

     (i). fraud, embezzlement, misappropriation, dishonesty or breach of trust;

     (ii). a felony or crime of moral turpitude;

     (iii). material breach or violation of any or all of the covenants, agreements, and obligations of the Employee set forth in this Agreement, other than as the result of the Employee's death or disability (as hereinafter defined);

     (iv). a willful or knowing failure or refusal by the Employee to perform any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or disability; or

     (v). gross negligence by the Employee in the performance of any or all of his material duties and responsibilities as an officer of the Company, other than as the result of the Employee's death or disability; provided, however, that in the event that the basis for any termination of the Employee's employment by the Company as set forth in the Termination Notice, (as hereinafter defined) delivered by the Company to the Employee. The definition of Cause set forth in Section 6.1(b)(iii), Section 6.1(b)(iv) or Section 6.2(b)(v) of this Agreement, then, in such event, allows the Employee 15 days from and after the date of his receipt of the Termination Notice to cure the action or inaction specified therein to the reasonable satisfaction of the Company.

     c. "Compensation" means the amount of the Employee's Salary (as hereinafter defined) and Bonus.

     d. "Disability" means any mental or physical illness, condition, disability or incapacity which prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company. In the event that any disagreement or dispute arises between the Company and the Employee as to whether the Employee suffers from any Disability, then, the Employee must submit to the physical or mental examination of a physician licensed under the laws of the State of Texas, who will be mutually selected by the Company and the Employee, and such physician will make the determination whether the Employee suffers from any disability. In the absence of fraud or bad faith, the determination of such physician will be final and binding on the Company and the Employee. The entire cost of any examination will be borne solely by the Company.

     e. "Good Reason" means:

     (i). The assignment by the Board of Directors of the Company to the Employee, without his express written consent of duties and responsibilities which results in the Employee having less significant duties and responsibilities or exercising less significant power and authority that is not comparable to the level and nature which he had, immediately prior to any assignment;

     (ii). The removal of the Employee from, or a failure to reappoint the Employee to, his current position with the Company or its subsidiaries or affiliates, except (A) with the Employee's express written consent or (B) in connection with any termination of the Employee's employment by the Company as the result of the Employee's Protracted Disability (as hereinafter defined) or for Cause;

     (iii). The Company's failure to timely perform its obligations under this Agreement (including without limitation its obligations to make payments to the Employee pursuant to the provisions of Articles 3 and 4 above);

     (iv). The Company's requiring of the Employee, without his express written consent, to travel on Company business to an extent substantially greater than the Employee's business travel obligations immediately prior thereto;

     (v). The Company's requiring of the Employee, without his express written consent, to change his place of permanent residency to a place outside of Williamson County or Travis County, Texas; or

     (vi). The failure of the Company to obtain the express written assumption and agreement to timely perform the Company's obligations under this Agreement by any successor to the Company as required by Article 9 of this Agreement.

     f. "Protracted Disability" means any disability that prevents the Employee from reasonably discharging his duties and responsibilities as an officer of the Company for a period of six-consecutive months.

     g. "Salary" means, as of a given date, the Employee's current annual salary.

     h. "Termination Date" means a specific date not less than 45, nor more than 90 days, from and after the date of any Termination Notice on which the Employee's employment by the Company will be terminated in accordance with the provisions of this Agreement.

     i. "Termination Notice" means a written notice which (i) sets forth the specific provision of this Agreement relied on to terminate the Employee's employment by the Company, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide the basis for the termination of the Employee's employment by the Company pursuant to the specific provision of this Agreement relied on and (iii) sets forth a Termination Date.

     6.2. Termination of Employment.

     a. Notwithstanding the provisions of Article 2 above, this Agreement (i) will be automatically terminated on the death of the Employee pursuant to the provisions of Section 6.3 below, and (ii) may be terminated at any time by the Company pursuant to the provisions of Section 6.4 or 6.5 below, and (ii) may be terminated at any time by the Employee pursuant to the provisions of Section 6.6 below.

     b. In the event that either the Company or Employee desires to terminate the Employee's employment by the Company pursuant to any of the provisions of Sections 6.4, 6.5 or 6.6 below, then the party causing any such termination must give to the other party a Termination Notice.

     c. In the event this agreement is terminated pursuant to any of the provisions of this Article 6, the Company will be discharged from all of its obligations to the Employee on its payment to the Employee of the required amount set forth in the section of this Article 6 pursuant to which the termination occurs. The Employee's sole and exclusive remedy for the termination of this Agreement prior to September 30, 2011, regardless of whether the termination is initiated by the Company or by the Employee, and regardless whether the termination is with cause, will be the payment by the Company to him of the amount set forth in the section of this Article 6 pursuant to which such termination occurs.

     6.3. Death of Employee. In the event that at any time during the term of this Agreement the Employee dies, then the employment of the Employee by the Company automatically terminates on the date of the Employee's death. In such event, not more than 90 days from and after the date of the Employee's death, the Company will pay to the Employee's estate or heirs, as the case may be, an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Employee's death. The Employee's estate, heirs or beneficiaries, as the case may be, will also be entitled to receive any benefits which may be payable under any life insurance policy provided by the Company.

     6.4. Disability of Employee.

     a. In the event that at any time during the term of this Agreement the Employee suffers any disability, then the Company is obligated to continue to pay in the ordinary and normal course of its business to the Employee or his legal representatives, as the case may be, the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) from the date that the Employee first suffers any disability to the date that the Employee's employment by the Company is terminated pursuant to any of the provisions of this Agreement.

     b. In the event that the Employee suffers any protracted disability during the term of this Agreement, then the Company may terminate this Agreement. In such event, in addition to any other benefits, which may have been provided by the Company to the Employee or his legal representatives, pursuant to the provisions of Section 6.4 (a) above, not later than the Termination Date specified in the Termination Notice, the Company must pay to the Employee or his legal representatives, an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Termination Notice. Subsequent to the Termination Date, the Employee or his legal representatives, as the case may be, will also be entitled to receive any benefits that may be payable under any disability insurance policy or disability plan provided by the Company.

     6.5. Termination of Employment by Company.

     a. The Company may terminate this Agreement at any time with Cause. In such event, the Company is obligated to continue to pay in the ordinary and normal course of its business to the Employee only his Salary (subject to any applicable payroll and/or other taxes required by law to be withheld) from the date of the Employee's receipt of the Termination Notice given by the Company to him to the Termination Date set forth in the Termination Notice.

     6.6. Termination of Employment by Employee.

     a. The Employee may terminate this Agreement at any time for Good Reason. In such event, (i) not later than the Termination Date specified in the Termination Notice given by the Employee to the Company, as the case may be, the Company must pay to the Employee an amount in cash equal to the Employee's Compensation (subject to any applicable payroll and/or other taxes required by law to be withheld) determined as of the date of the Termination Notice, and
(ii) the restrictions set forth in Section 8.1 (b) below do not apply to the Employee.

     b. The Employee may terminate this Agreement at any time without Good Reason upon 90 days written Termination Notice. In such event, the Company is obligated to continue to pay in the ordinary and normal course of its business to the Employee only his Salary (subject to any applicable payroll and/or other taxes required by law to be withheld) from the date of the Company's receipt of the Termination Notice given by the Employee to it to the Termination Date set forth in the Termination Notice.

                                   ARTICLE 7.

          TERMINATION OF EMPLOYMENT SUBSEQUENT TO BUSINESS COMBINATION

     7.1. Business Combination Defined. For purposes of this Article 7, the term "Business Combination" has the meaning given to it in Article Eleven of the Company's Certificate of Incorporation as in effect on the date of this Agreement.

     7.2. Termination of Employment. Notwithstanding the provisions of Articles 2 and 6 above, in the event that there is a Business Combination, and at any time subsequent to the date of any such Business Combination, either the Company terminates the employment of the Employee by the Company for any reason, other than as the result of the death of the Employee or the Protracted Disability of the Employee, or the Employee terminates his employment by the Company for any reason whatsoever, then, in that event, and not later than the Termination Date specified in the Termination Notice delivered by the Company to the Employee, or by the Employee to the Company, as the case may be, the Company must pay to the Employee an amount in cash equal to the Employee's Compensation determined as of the date of the Termination Notice, multiplied by three (subject to any applicable payroll and/or other taxes required by law to be withheld).

                                   ARTICLE 8.

                         CERTAIN RESTRICTION ON EMPLOYEE

     8.1. Certain Restrictions. The Employee covenants and agrees with the Company as follows:

     a. He may not at any time directly or indirectly, for himself or for any other person, firm, corporation, partnership association or other entity, attempt to employ, or enter into any contractual arrangement for employment with any employee or former employee of the Company or any of its subsidiaries or affiliates.

     b. He may not, during the term of this Agreement, and for a period of one year from and after the date of termination of this Agreement, directly or indirectly, without the express written consent of the Board of Directors: (i) acquire or own in any manner any interest in, or loan any amount to, any person, firm, partnership, corporation, association or other entity which competes in any manner with the Company or any of its subsidiaries or affiliates in the United States (collectively, the "Territory"), (ii) be employed by or serve as an employee, agent, officer, director of, or as a consultant to, any person, firm, partnership, corporation, association or other entity, other than the Company and its subsidiaries, and affiliates, which competes in any manner with any of the Company or its subsidiaries or affiliates in the Territory, (iii) compete in any manner with the Company or its subsidiaries or affiliates in the Territory, or (iv) solicit, attempt to solicit, provide goods or services to, or attempt to provide goods or services to, any present or future customer of the Company or any of its subsidiaries or affiliates. The foregoing provisions of this Section 8.1 (b) will not prevent the Employee from acquiring or owing equity securities of any entity whose securities are listed for trading on a national securities exchange or are regularly traded in the over-the-counter securities market.

     c. He may not at any time disclose, directly or indirectly, to any person, firm, corporation, partnership, or association the financial condition, assets, personnel, procedures, techniques, customers, sources of leads and methods of obtaining new business or the methods generally of doing and operating the respective businesses of the Company and its subsidiaries and affiliates, except to the extent that such information is a matter of public knowledge or is required to be disclosed by law or judicial or administrative process.

     8.2. Injunction. It is recognized and acknowledged by the Company and the Employee that a breach or violation by the Employee of any or all of his covenants and agreements contained in Section 8.1 of this Agreement will cause irreparable harm and damage to the Company and its subsidiaries and affiliates in a monetary amount which would be virtually impossible to ascertain. As a result, the Employee recognizes and acknowledges that the Company and its subsidiaries and affiliates will be entitled to a temporary restraining order and/or injunction from any court of competent jurisdiction enjoining and restraining any breach or violation by the Employee and/or his affiliates, employees, associates, partners, or agents, either directly or indirectly, of any or all of the Employee's covenants and agreements contained in Section 8.1 of this Agreement. Such right to a temporary restraining order and/or injunction will be cumulative and in addition to whatever other rights or remedies the Company and its subsidiaries and affiliates may possess, at law or in equity. Nothing contained in this Agreement will be construed to prevent the Company and its subsidiaries and affiliates from seeking and recovering from the damages suffered by any or all of the employees as a result of any breach or violation by the Employee and/or his affiliates, employees, associates, partners, or agents of the Employee's covenants and agreements contained in this Agreement.

     8.3. Reduction in Scope. In the event that any of the covenants and agreements of the Employee contained in Section 8.1 of this Agreement are held invalid or unenforceable by a court of competent jurisdiction because of their duration or geographic area, then, in any event, the covenants or agreements must be reduced by such court in duration or geographical areas, or both, to such extent as to make it valid and enforceable in the jurisdiction where such court is located, and in all other respects it will remain in full force and effect.

                                   ARTICLE 9.

                              SUCCESSOR TO COMPANY

     The Company requires any successor, whether direct or indirect, whether by purchase, merger, consolidation or otherwise, to succeed to all or most of the business or properties and assets of the Company. The successor will execute and deliver to the Employee a written instrument in form and in substance reasonably satisfactory to the Employee and his legal counsel pursuant to which any successor agrees to assume and to timely perform or to cause to be timely performed all of the Company's covenants, agreements and obligations set forth in this Agreement (a "Successor Agreement"). The failure of the Company to cause any successor to execute and deliver a Successor Agreement to the Employee (a) constitutes a breach of the provisions of this Agreement by the Company, and (b) is deemed to constitute a termination by the Employee of his employment by the Company (as of the date that any successor succeeds to all or most of the business or properties and assets of the Company) for Good Reason.

                                   ARTICLE 10.

                                 ATTORNEY'S FEES

     In the event that any litigation arises between the Company and the Employee, based, in whole or in part, on this Agreement or any or all of the provisions contained here, the prevailing party in the litigation is entitled to recover from the losing party, and will be awarded by a court of competent jurisdiction, any and all fees and disbursements of trial and appellate counsel paid, incurred or suffered by the prevailing party as the result of, arising from, or in connection with, the litigation.

                                   ARTICLE 11.

                                  MISCELLANEOUS

     11.1. Governing Law. This Agreement is governed by, and will be construed and interpreted in accordance with, the laws of the State of Texas.

     11.2. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter and supersedes all prior negotiations, agreements, understandings and arrangements, both oral and written, between the Company and the Employee with respect to subject matter. This Agreement may not be modified in any way, except by a written instrument executed by the Company and the Employee.

     11.3. Notices. Any and all notices required or permitted to be given under this Agreement must be in writing and will be deemed to have been duly given when delivered by hand or when deposited in the U.S. mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

     If to the Company:                   Exterra Energy, Inc.
                                          P.O. Box 4038, Lago Vista, Texas 78645
                                          Attention: Gord McDougall, President

     If to the Employee:                  Ray R. Ledesma
                                          P.O. Box 4038, Lago Vista, Texas 78645


or to such other address as either party may give written notice of from time to time.

     11.4. Benefits; Binding Effect. This Agreement is for the benefit of, and is binding on, the Company and the Employee and their respective heirs, personal representatives, legal representatives, successors and assigns.

     11.5. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement does not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. Except as is otherwise provided in Section 8.3 above, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement is declared invalid by a court of competent jurisdiction, then, this Agreement will be construed as if the invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

     11.6. Waivers. The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party does not operate and will not be construed as a waiver of any subsequent breach or violation of any provision of this Agreement nor of any other right or remedy.

     11.7. Section Headings. The section headings contained in this agreement are for reference purposes only and do not affect in any way the meaning or interpretation of any or all of the provisions of this Agreement.

     11.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which when taken together constitute but one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed and delivered this Agreement as of the date first above written.

Employee:                                       Company:

                                                Exterra Energy, Inc.





----------------------------------              --------------------------------
Ray R. Ledesma                                  Gord McDougall, President